Exhibit 99.1

Laird Superfood Reports Fourth Quarter 2022 and Fiscal Year 2022 Financial Results

Boulder, Colorado – March 14, 2023 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood,” “we” and “our”), today reported financial results for its fourth quarter and fiscal year ended December 31, 2022.

Jason Vieth, Chief Executive Officer, commented, "Fiscal year 2022 was a year of transition, beginning with the onboarding of a new leadership team and culminating in the successful transition of our in-house manufacturing and fulfillment center to 3rd party co-manufacturing and logistics partners at the end of the year. We expect this move to expedite our margin improvement agenda by moving our business to a variable cost model and dramatically reducing our overhead costs. Additionally, we recently unveiled a complete brand refresh across all products in our portfolio, which is already having a positive effect on retail performance. We believe that these momentous steps will position the business for growth and continued improvement in our gross margin as early as the first quarter of 2023."

Anya Hamill, Chief Financial Officer, commented, "We have completed cost cutting and cash optimization initiatives across multiple functions, even beyond manufacturing and supply chain, in order to aggressively curtail selling, general, and administrative expenses in the coming year and to eliminate inefficient marketing spend. We expect that the transformation of our supply chain to a variable cost model will drive gross margin improvement of seven to ten points in excess of 30% by 2023 exit, excluding any one-time charges. In shutting down our facility and making this move to a third-party supply chain, we incurred $9.1 million of one-time charges in the fourth quarter of 2022, most of which were non-cash, as detailed in our Non-GAAP Financial Statement. Additionally, I am pleased to report that operating cash burn was reduced by $7.8 million in 2022, and we are implementing a number of initiatives to further improve our cash burn rate in 2023"

Fourth Quarter 2022 Highlights

•
Net Sales of $9.0 million compared to $8.8 million in the third quarter of 2022 and $9.4 million in the prior year period.
•
E-commerce contributed 66% of total Net Sales and decreased 4.7% year-over-year reflecting lower direct-to-consumer (“DTC”) revenues due to planned reductions in marketing spend partially offset by double-digit growth in sales via Amazon.com.
•
Wholesale contributed 34% of total Net Sales and revenue decreased 3.3% year-over-year, primarily due to lower sales in the Club channel.
•
Gross Margin was (4.6)%, compared to 23.4% in the third quarter of 2022 and 23.6% in the prior year period. This reduction is primarily due to exit and disposal costs relating to the transition to a co-manufacturing model and the product quality issue discovered in the first quarter of 2023.
•
Adjusted Gross Margin, which is a non-GAAP financial measure, was 19.0% compared to 23.4% in the third quarter of 2022 and 23.6% in the fourth quarter of 2021. This margin compression reflects fixed cost deleverage on lower production volume due to inventory drawdown, increased costs associated with inventory reserves and disposals, and inflationary freight costs. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP financial measures section of this press release.
•
Net Loss was $15.6 million, or $1.69 per diluted share compared to a Net Loss of $5.7 million, or $0.63 per diluted share, in the third quarter of 2022 and a Net Loss of $6.9 million, or $0.76 per diluted share, in the prior year period.
•
Adjusted Net Loss, which is a non-GAAP financial measure, of $4.3 million, or $0.47 per diluted share, improved sequentially versus Adjusted Net Loss of $5.6 million, or $0.61 per diluted share, in the third quarter of 2022. In the prior year period Adjusted Net Loss was $6.9 million, or $0.76 per diluted share. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP financial measures section of this press release.

	Three Months Ended December 31,
	2022		2021
	$	% of Total	$	% of Total
Coffee creamers	$4,934,397	55%	$5,177,126	55%
Hydration and beverage enhancing supplements	1,061,721	12%	1,290,336	14%
Harvest snacks and other food items	1,855,273	21%	1,821,220	19%
Coffee, tea, and hot chocolate products	1,808,361	20%	1,874,473	20%
Other	710,989	8%	439,695	5%
Gross sales	10,370,741	116%	10,602,850	113%
Shipping income	270,251	3%	196,384	2%
Returns and discounts	(1,671,464)	(19)%	(1,431,675)	(15)%
Sales, net	$8,969,528	100%	$9,367,559	100%

E-commerce	5,902,285	66%	6,195,224	66%
Wholesale	3,067,243	34%	3,172,335	34%
Sales, net	$8,969,528	100%	$9,367,559	100%

Fiscal Year 2022 Highlights

•
Net Sales of $35.8 million compared to $36.8 million in the fiscal year 2021.
•
E-commerce contributed 62% of total Net Sales in fiscal years 2022 and 2021, decreasing 1.7% year-over-year reflecting lower direct-to-consumer (“DTC”) revenues due to planned reductions in marketing spend partially offset by double-digit growth in sales via Amazon.com.
•
Wholesale contributed 38% of total Net Sales in fiscal years 2022 and 2021, decreasing 4.3% year-over-year, primarily due to lower sales in the Club and Food Service channels.
•
Shelf stable and liquid creamer consumption in the Natural channel increased by 24.5% compared to fiscal year 2021.
•
Gross Margin was 14.5%, compared to 25.6% in fiscal year 2021. This reduction is primarily driven by exit and disposal costs relating to the transition to a co-manufacturing model and the product quality issue discovered in the first quarter of 2023.
•
Adjusted Gross Margin, which is a non-GAAP financial measure, was 19.8% compared to 25.6% in fiscal year 2021. This reduction is due to fixed cost deleverage on lower volume, increased costs associated with inventory reserves and disposals, and inflationary freight costs. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP financial measures section of this press release.
•
Net Loss was $40.3 million, or $4.41 per diluted share compared to a Net Loss of $23.9 million, or $2.66 per diluted share, in fiscal year 2021.
•
Adjusted Net Loss, which is a non-GAAP financial measure, of $22.8 million, or $2.49 per diluted share, compared to Adjusted Net Loss was $23.4 million, or $2.56 per diluted share in fiscal year 2021. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP financial measures section of this press release.

	Year Ended December 31,
	2022		2021
	$	% of Total	$	% of Total
Coffee creamers	$19,800,429	55%	$21,767,409	59%
Hydration and beverage enhancing supplements	4,877,067	14%	5,814,629	16%
Harvest snacks and other food items	7,191,316	20%	7,108,361	19%
Coffee, tea, and hot chocolate products	6,648,576	19%	5,228,888	14%
Other	1,805,914	5%	808,352	2%
Gross sales	40,323,302	113%	40,727,639	110%
Shipping income	1,099,358	3%	457,879	1%
Returns and discounts	(5,594,268)	(16)%	(4,374,565)	(11)%
Sales, net	$35,828,392	100%	$36,810,953	100%

E-commerce	22,313,241	62%	22,687,736	62%
Wholesale	13,515,151	38%	14,123,217	38%
Sales, net	$35,828,392	100%	$36,810,953	100%

Balance Sheet and Cash Flow Highlights

The Company had $17.8 million of cash and cash equivalents as of December 31, 2022, and no outstanding debt.

Net cash used in operating activities was $14.3 million for the year ended December 31, 2022, compared to $22.1 million in the prior year period. During fiscal 2022, net cash used in operating activities improved sequentially from the second to the third quarter by 8.6% and sequentially from the third to the fourth quarter by 11.7%.

2023 Outlook

We anticipate that uncertain economic environment with historically high inflation rates impacting consumer spending will continue into 2023. We believe that strategic actions we have taken in 2022, and continue to take in 2023, have positioned the business for net sales growth in the high single digits and gross margin improvements of seven to ten points in excess of 30% by fiscal 2023 exit. Gross margin guidance excludes any one-time charges associated with any non-recurring actions.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 5:00 p.m. ET today to discuss results. Participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events”.

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are both delicious and functional. The Company's products are designed to enhance your daily ritual and keep consumers fueled naturally throughout the day. The Company was co-founded in 2015 by the world's most prolific big-wave surfer, Laird Hamilton. Laird Superfood's offerings are environmentally conscientious, responsibly tested and made with real ingredients. Shop all products online at lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s future financial performance and growth. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of the current COVID-19 pandemic, or of other global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on our supply chain, the demand for our products, and on overall economic conditions and consumer confidence and spending levels; (2) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (3) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (4) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (5) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (6) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (7) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (8) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (9) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and food service customers, as well as the health of the food service industry generally; (10) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (11) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (12) the costs and success of our marketing efforts, and our ability to promote our brand; (13) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (14) our ability to effectively manage our growth; (15) our ability to compete effectively with existing competitors and new market entrants; (16) the impact of adverse economic conditions; and (17) the growth rates of the markets in which we compete.

Investor Relations Contact

Steve Richie

srichie@lairdsuperfood.com

LAIRD SUPERFOOD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Sales, net	$8,969,528	$9,367,559	$35,828,392	$36,810,953
Cost of goods sold	(9,381,825)	(7,153,814)	(30,641,125)	(27,379,082)
Gross profit	(412,297)	2,213,745	5,187,267	9,431,871
General and administrative
Salaries, wages and benefits	1,902,935	2,093,064	6,414,481	8,392,326
Impairment of goodwill and long-lived assets	4,688,015	—	12,814,441	8,317
Loss on lease termination	3,596,365	—	3,596,365	—
Other expense	1,559,811	2,305,766	7,769,876	8,058,619
Total general and administrative expenses	11,747,126	4,398,830	30,595,163	16,459,262
Research and product development	92,160	171,984	427,537	1,030,127
Sales and marketing
Advertising	1,723,332	2,256,998	6,914,706	7,570,879
General marketing	814,344	1,412,265	3,797,761	4,491,446
Other expense	875,529	991,872	3,816,237	3,832,573
Total sales and marketing expenses	3,413,205	4,661,135	14,528,704	15,894,898
Total expenses	15,252,491	9,231,949	45,551,404	33,384,287
Operating loss	(15,664,788)	(7,018,204)	(40,364,137)	(23,952,416)
Other income	124,096	63,458	47,088	99,704
Loss before income taxes	(15,540,692)	(6,954,746)	(40,317,049)	(23,852,712)
Income tax expense	(14,495)	68,661	(20,269)	(17,834)
Net loss	$(15,555,187)	$(6,886,085)	$(40,337,318)	$(23,870,546)
Net loss per share:
Basic	$(1.69)	$(0.76)	$(4.41)	$(2.66)
Diluted	$(1.69)	$(0.76)	$(4.41)	$(2.66)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	9,199,597	9,067,235	9,146,008	8,983,294

LAIRD SUPERFOOD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Years Ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(40,337,318)	(23,870,546)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	1,118,071	981,598
Gain on sale of assets held-for-sale	(577,058)	—
Stock-based compensation	631,227	4,040,207
Provision for inventory obsolescence	2,795,174	423,345
Impairment of goodwill and other long-lived assets	12,814,441	—
Loss on lease termination	3,596,365	—
Noncash lease costs	1,065,591	—
Other	247,350	137,451
Changes in operating assets and liabilities:
Accounts receivable	(303,187)	(383,998)
Inventory	1,729,604	(3,622,784)
Prepaid expenses and other current assets	1,604,880	(1,008,978)
Operating lease liability	(742,111)	368,894
Accounts payable	191,499	(474,519)
Accrued expenses	1,853,033	1,312,495
Net cash from operating activities	(14,312,439)	(22,096,835)
Cash flows from investing activities
Purchase of property, plant, and equipment	(1,154,219)	(1,555,191)
Deposits on equipment to be acquired	—	(489,325)
Proceeds on sale of property, plant, and equipment	17,677	12,700
Purchase of software	(2,713)	(156,855)
Acquisition of a business, net of cash acquired	—	(10,449,587)
Proceeds from sale of assets held-for-sale	1,596,212	—
Proceeds from sale of investment securities available-for-sale	8,513,783	—
Net cash from investing activities	8,970,740	(12,638,258)
Cash flows from financing activities
Common stock issuances, net of taxes	9,464	(152,414)
Common stock issuance costs	—	(82,043)
Recovery of short-swing profits	28,555	—
Stock options exercised, net of taxes	64,248	810,704
Net cash from financing activities	102,267	576,247
Net change in cash and cash equivalents	(5,239,432)	(34,158,846)
Cash and cash equivalents beginning of year	23,049,234	57,208,080
Cash and cash equivalents end of year	$17,809,802	$23,049,234

LAIRD SUPERFOOD, INC.
CONSOLIDATED BALANCE SHEETS
	As of
	December 31, 2022	December 31, 2021
Assets
Current assets
Cash, cash equivalents, and restricted cash	$17,809,802	$23,049,234
Accounts receivable, net	1,494,469	1,268,718
Investment securities available-for-sale	—	8,635,077
Inventory, net	5,696,565	10,221,343
Prepaid expenses and other current assets, net	2,530,075	4,507,462
Total current assets	27,530,911	47,681,834
Noncurrent assets
Property and equipment, net	150,289	4,512,935
Fixed assets held-for-sale	800,000	—
Intangible assets, net	1,424,218	4,838,854
Goodwill	—	6,486,000
Right-of-use asset	133,922	2,327,752
Total noncurrent assets	2,508,429	18,165,541
Total assets	$30,039,340	$65,847,375
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,080,267	$888,768
Accrued expenses	6,312,140	2,897,253
Lease liability, current portion	59,845	—
Total current liabilities	7,452,252	3,786,021
Long-term liabilities
Deferred tax liability, net	—	7,534
Lease liability	76,076	—
Total long-term liabilities	76,076	7,534
Total liabilities	7,528,328	3,793,555
Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized as of December 31, 2022 and December 31, 2021; 9,576,117 and 9,210,414 issued and outstanding at December 31, 2022, respectively; 9,460,243 and 9,094,539 issued and outstanding at December 31, 2021, respectively	9,210	9,095
Additional paid-in capital	118,636,834	117,903,455
Accumulated other comprehensive loss	—	(61,016)
Accumulated deficit	(96,135,032)	(55,797,714)
Total stockholders’ equity	22,511,012	62,053,820
Total liabilities and stockholders’ equity	$30,039,340	$65,847,375

Non-GAAP Financial Measures

In this press release, we report adjusted net loss and adjusted net loss per diluted share, which are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). Management uses adjusted net loss and adjusted net loss per diluted share to evaluate financial performance because adjusted net loss and adjusted net loss per diluted share allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information may also be useful to investors to compare the Company’s results period-over-period. We define adjusted net loss and adjusted net loss per diluted share to exclude certain one-time costs defined in detail in the table to follow. Please be aware that adjusted net loss and adjusted net loss per diluted share have limitations and should not be considered in isolation or as a substitute for net loss or diluted net loss per share. In addition, we may calculate and/or present adjusted net loss and adjusted net loss per diluted share differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the table that follows.

LAIRD SUPERFOOD, INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)
		Three Months Ended				Year Ended
		March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
Net loss		$(14,139,402)	$(4,904,520)	$(5,738,209)	$(15,555,187)	$(40,337,318)
Adjusted for:
Impairment of goodwill and long-lived assets	(a)	8,026,000	100,426	—	1,479,006	9,605,432
Strategic organizational shifts	(b)	(581,351)	(803,405)	67,974	8,683,331	7,366,549
Gain on sale of land held-for-sale	(c)	—	(573,818)	—	—	(573,818)
Company-wide rebranding costs	(d)	—	—	—	455,475	455,475
Product quality issue	(e)	—	—	—	559,042	559,042
Other	(f)	(22,296)	—	96,400	95,000	169,104
Adjusted net loss		$(6,717,049)	$(6,181,317)	$(5,573,835)	(4,283,333)	$(22,755,534)
Adjusted net loss per share, diluted:		(0.74)	(0.68)	(0.61)	(0.47)	(2.49)
Weighted-average shares of common stock outstanding used in computing adjusted net loss per share of common stock, diluted		9,095,441	9,132,632	9,178,533	9,199,597	9,136,071

(a) Impairment charges to goodwill and long-lived intangible assets assumed in the acquisition of Picky Bars which occurred Q2 2021, in the amounts of $6.5 million and $1.5 million, respectively, as well as $0.1 million of impairment charges related to production machinery held-for-sale in Q2 2022.

(b) Costs incurred as part of the strategic downsizing of the Company's operations, including lease termination costs, severances and other personnel costs, forfeitures of stock-based compensation, impairment of property, plant, equipment, and internal use production software, and other exit and disposal costs including but not limited to inventory writeoffs, moving and setup costs, and property tax abatement repayment. Reversals of stock-based compensation arising from the forfeitures of unvested awards following the resignation of certain executive officers, compensation expense recognized for severances related to the resignations of certain executive officers.

(c) Gains realized on the sale of excess lots of land adjacent to the Company's warehouses in Sisters, Oregon in Q2 2022.
(d) Costs incurred as part of the company-wide rebranding efforts that occurred in Q4 2022, launching in Q1 2023.

(e) Inventory reserves recorded to account for the product quality issue that was discovered in the first quarter of 2023, related to finished goods and raw material inventories on hand as of December 31, 2022.

(f) Realized losses on the liquidation of all of the Company's available-for-sale securities included in other income in Q1 2022. Recovery of costs incurred in connection with an insurance claim following loss of product during handling by a third party included in costs of goods sold in Q1 2022. Losses incurred on prepaid inventories which were not recoverable following the bankruptcy of the supplier and costs incurred as a result of the early termination of a long-term service contract as part of a strategic initiative to relieve future cash obligations included in general and administrative expenses in Q3 2022. Estimated legal settlement costs related to an ongoing class action lawsuit included in general and administrative expenses in Q4 2022.

LAIRD SUPERFOOD, INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)
		Three Months Ended				Year Ended
		March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
Net loss		$(5,330,504)	$(6,302,259)	$(5,351,698)	$(6,886,085)	$(23,870,546)
Adjusted for:
Write off of prepaid inventory balances from bankrupt supplier	(a)	—	179,000	—	—	179,000
Acquisition costs	(b)	98,750	179,390	—	—	278,140
Adjusted net loss		$(5,231,754)	$(5,943,869)	$(5,351,698)	$(6,886,085)	$(23,413,406)
Adjusted net loss per share, diluted:		(0.59)	(0.66)	(0.59)	(0.76)	(2.56)
Weighted-average shares of common stock outstanding used in computing adjusted net loss per share of common stock, diluted		8,894,495	8,967,797	9,001,912	9,067,235	9,136,071

(a) Losses incurred on prepaid inventories which were not recoverable following the bankruptcy of the supplier.
(b) Costs associated with the acquisition of Picky Bars LLC on May 3, 2021, including professional and legal fees.